As filed with the Securities and Exchange Commission on July 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________

RESPONSE GENETICS, INC.

(Exact name of registrant as specified in its charter)

_________________________

Delaware	11-3525548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1640 Marengo Street, 7th Floor

Los Angeles, California 90033

(323) 224-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________

Thomas Bologna

Chairman and Chief Executive Officer

Response Genetics, Inc.

1640 Marengo Street, 7th Floor

Los Angeles, California 90033

(323) 224-3900

Fax: (323) 224-3096

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Steven A. Seidman, Esq.

Laura L. Delanoy, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Fax: (212) 728-8111

____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

__________________________________

CALCULATION OF REGISTRATION

Title of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Warrants
Total	$20,000,000	$2,576

(1)          There is being registered hereunder an indeterminate number of shares of common stock, preferred stock and warrants that may be issued by the registrant at various times and at indeterminate prices, with a total offering price not to exceed $20,000,000.

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.

Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include:

•             Such indeterminate number of shares of common stock as may be issuable by the registrant upon conversion or exchange of any preferred stock or warrants issued under this registration statement.

•             Such indeterminate number of shares of preferred stock as may be issuable by the registrant upon conversion or exchange of any preferred stock or warrants issued under this registration statement.

•             An indeterminate number of warrants to purchase common stock and/or preferred stock. The warrants being registered hereunder include such indeterminate number of warrants as may be issuable by the registrant upon conversion or exchange of any preferred stock issued by the registrant under this registration statement

•             In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $20,000,000. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder.

(2)          Calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 21, 2014

PROSPECTUS

$20,000,000

RESPONSE GENETICS, INC.

Common Stock

Preferred Stock

Warrants

We may offer and sell an indeterminate number of shares of our common stock, preferred stock and warrants from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Each time we sell our securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you purchase our securities.

Our common stock trades on the NASDAQ Capital Market under the symbol “RGDX”. On July 18, 2014, the closing price for our common stock, as reported on the NASDAQ Capital Market, was $0.83 per share. As of July 18, 2014, the aggregate market value of our outstanding common stock held by non-affiliates was $31,823,565, which was calculated based on 38,341,645 shares of outstanding common stock held by non-affiliates and at a price per share of $0.83, the last sale price of our common stock on July 18, 2014. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by non-affiliates) in any 12-month period so long as our public float remains below $75.0 million. We have previously sold $8,249,582 of our common stock and securities convertible into our common stock during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and in the applicable prospectus supplement for a discussion of matters that you should consider before investing in these securities. You should read the entire prospectus carefully before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock, preferred stock and warrants to purchase any of such securities with a total value of up to $20,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will contain more specific information about the terms of those securities.

A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or free writing prospectus may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement or free writing prospectus, you must rely on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the any related prospectus supplement or free writing prospectus in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the SEC’s website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information” in this prospectus.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any related prospectus supplement or free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any related prospectus supplement or free writing prospectus. This prospectus and any related prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and any related prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and any related prospectus supplement or free writing prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any related prospectus supplement or free writing prospectus is delivered or securities are sold on a later date.

References in this prospectus to “we,” “us,” “our,” “RGI” or the “Company” mean Response Genetics, Inc. and its subsidiaries.

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in this prospectus and any related prospectus supplement or free writing prospectus, together with all of the other information appearing in or incorporated by reference into this prospectus and any related prospectus supplement or free writing prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition, results of operations and prospectus could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include in general forward-looking statements both with respect to us and our industry. Statements that are not historical facts, including statements that use terms such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “seeks” and “will” and that relate to our plans and objectives for future operations, are forward-looking statements. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this prospectus should not be considered as a representation by us or any other person that our objectives or plans will be achieved. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them.

In addition to the factors described in “Risk Factors,” we believe that these factors include, but are not limited to, the following: our expectation that, for the foreseeable future, a significant amount of our revenues will be derived from ResponseDX® product sales; our ability to maintain revenue from pharmaceutical clients; the factors that may impact our financial results; the extent of our net losses and our ability to achieve sustained profitability; our business strategy and our ability to achieve our strategic goals; our expectations regarding revenues from ResponseDX® products; the amount of future revenues that we may derive from Medicare patients; our ability to expand the customer base and sales for our ResponseDX: Tissue of OriginTM test, the potential or intent to enter into distribution arrangements; our ability to sustain or increase demand for our tests; our sales forces’ capacity to sell our tests; plans for the development of additional tests; our expectation that our research and development, general and administrative and sales and marketing expenses will increase and our anticipated uses of those funds; our ability to generate or obtain from external sources sufficient liquidity for our operations; our ability to comply with the requirements of a public company; our ability to comply with the listing rules of the NASDAQ Capital Market; our ability to attract and retain qualified employees; our compliance with federal and state regulatory requirements; the potential impact resulting from the regulation of our tests by the U.S. Food and Drug Administration; the impact of new or changing policies or regulation of our business; our belief that we have filed adequate patent and trademark applications to protect our intellectual property rights; the impact of accounting pronouncements and our accounting policies, estimates, assumptions or models on our financial results; and anticipated challenges to our business.

The foregoing list of factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. Any forward-looking statements in this prospectus speak only as of the date hereof and we expressly disclaim any obligation to publicly update or review any forward-looking statement contained in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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ABOUT THE COMPANY

Company Overview

Response Genetics, Inc. was formed as a Delaware corporation in September 1999. We are a life sciences company engaged in the research and development of clinical diagnostic tests for cancer. Our mission is to provide personalized genetic information that will help guide physicians and patients in choosing the treatment from which a given patient is most likely to benefit. We currently generate revenues primarily from sales of our ResponseDX® diagnostic tests, which we launched in 2008, and by providing clinical trial testing services to pharmaceutical companies.

Our proprietary technologies enable us to reliably and consistently extract ribonucleic acid (“RNA”) and deoxyribonucleic acid (“DNA”) from tumor specimens that are stored as formalin-fixed and paraffin-embedded, or FFPE, specimens and thereby to analyze genetic information contained in these tissues. Our technologies also enable us to use the FFPE patient biopsies for the development of diagnostic tests.

Clinical studies have shown that not all cancer therapy works effectively in every patient, and that a number of patients receive therapy that has no benefit to them and may potentially even be harmful. Our goal is to provide physicians and cancer patients with a means to make informed, individualized treatment decisions based on genetic analysis of tumor tissues through the utilization of our proprietary technology as well as through the use of non-proprietary technology that could also benefit patients. Our approach to achieving this goal is to provide a range of oncology diagnostic testing services, focusing on solid tumors, which include technical laboratory services and professional interpretation of laboratory test results by licensed pathologists. In addition, we provide extensive services to pharmaceutical companies and research organizations, including development of diagnostics and clinical trial testing services.

Our Corporate Information

We were incorporated in the State of Delaware on September 23, 1999 as Bio Type, Inc. In August 2000, we changed our name to Response Genetics, Inc. Our principal executive offices are located at 1640 Marengo St., 7th Floor, Los Angeles, CA 90033, and our telephone number is (323) 224-3900.

Securities Covered by this Prospectus

Under the shelf registration process, we may offer shares of our common stock, preferred stock and warrants to purchase any of such securities with a total value of up to $20,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. In no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by non-affiliates) in any 12-calendar month period. As of July 18, 2014, the aggregate market value of our outstanding common stock held by non-affiliates was $31,823,565, which was calculated based on 38,341,645 shares of outstanding common stock held by non-affiliates and on a price per share of $0.83, the last sale price of our common stock on July 18, 2014.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and other information included or incorporated by reference in this prospectus before deciding to invest in our securities. If any of the following risks occur, the value of our securities could decline. These risks are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and prospectus.

Risks Related to Our Business, Our Financial Results and Our Need for Financing

Our operating results have in the past and could in the future fluctuate significantly.

Our operating results are difficult to predict and may fluctuate significantly from period to period, particularly because we currently derive a portion of our revenues from our clinical trial testing service business and are substantially dependent upon several key clients. Additionally, the timing of when we receive samples for testing from our clients, and our resulting ability to generate revenue is also difficult to predict. Occasional fluctuations in the use of our testing services by our key clients will have a proportionately larger impact on our revenues and results of operations than for companies with a larger customer base. We incurred net losses of $3,504,439 during the quarter ended March 31, 2014 , $8,020,515 during the year ended December 31, 2013, and $7,757,079 during the year ended December 31, 2012. We expect that our research and development, sales and marketing and general and administrative expenses will continue to increase and, as a result, we will need to generate significant revenues to achieve profitability.

It will be difficult for us to forecast demand for our products with any degree of certainty. We cannot make any assurances that our revenue will increase or be sustained in future periods or that we will be profitable in any future period. Any shortfalls in revenue or earnings from levels expected by our stockholders or by securities or industry analysts could have an immediate and significant adverse effect on the trading price of our common stock in any given period.

We have incurred operating losses to date in 2014 and in prior years, had an accumulated deficit of $68,801,618 as of March 31, 2014, and there can be no assurances that we will be able to accomplish our business objectives and achieve profitability.

We did not commence selling our specialized diagnostic services until the fourth quarter of 2008. Consequently, any predictions about our future performance may not be as accurate as they could be if we had a longer history of successfully commercializing specialized diagnostic services. Since our inception and through March 31, 2014, we had an accumulated deficit of $68,801,618.

We have not yet fully demonstrated an ability to overcome many of the risks and uncertainties frequently encountered by companies in rapidly evolving fields, particularly in the biotechnology area. For example, to execute our business plan, we will need to:

•	continue to develop and maintain successful strategic relationships;

•	manage our spending while costs and expenses increase as we expand our efforts to discover, and develop new diagnostic testing services and product candidates;

•	continue to commercialize diagnostic testing services and products based on our proprietary technologies; and

•	potentially gain regulatory and commercial acceptance of our products.

If we are unable to accomplish these or other core objectives, we may not be able to generate revenue or profit, raise capital, develop new diagnostic testing services or product candidates or expand our business.

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Our inability to generate sufficient cash from operations or our inability to raise additional capital on acceptable terms in the future may limit our ability to develop and commercialize new product candidates and technologies.

We expect that our cash and cash equivalents will be used to fund our selling and marketing activities primarily related to our ResponseDX® tests, research and development, and general corporate purposes. As a result, we will need to generate significant revenues to achieve profitability.

At this time, we expect to satisfy our future cash needs primarily through financing transactions (including this offering) and/or strategic investments. However, if we are unable to timely and successfully raise additional capital and/or achieve profitability, we will not have sufficient capital resources to implement our business plan or continue our operations, and we will most likely be required to reduce or stop certain discretionary or non-discretionary spending, which could have a material adverse effect on our ability to achieve our intended business objectives.

We expect our capital outlays and operating expenditures to increase over the next several years as we expand our infrastructure, commercial operations, sales and marketing and research and development activities and enhance and possibly expand our testing facilities and/or offices.

For example, to date in 2014 and in prior years, we have incurred significant costs in connection with expanding our sales efforts and the research and development of our technologies and we expect to incur significant costs in the development of diagnostic tests and our proprietary database. We expect our selling and marketing and research and development expense levels to remain high for the foreseeable future, and such expenses may increase further as we seek to increase sales, enhance our current technologies and develop new technologies and product candidates, integrate purchased technologies, testing services and product candidates and increase our marketing efforts of them. We currently do not have any expected material research expenditures other than in our normal course of business.

We also expect our expenditures to increase as we continue to integrate and implement the Pathwork Diagnostics, Inc. assets which we purchased in August 2013. Our expenses have increased for personnel, raw material and fees, including for maintaining of patents and new international applications for associated technologies that we require or use to operate these assets.

Our future funding requirements will depend on many factors, including but not limited to the following:

•	The cost of upgrading and expanding our laboratory operations;
•	The cost of maintaining and expanding our current contractual arrangements with pharmaceutical companies;
•	The financial terms and timing of any collaborations, licensing or other arrangements into which we may enter;
•	The rate of progress and cost of research and development activities associated with the development of diagnostic assays for the prediction of chemotherapy responses in cancer patients;
•	The costs of meeting any necessary regulatory compliance guidelines, and the imposition of penalties for failure to comply with regulatory guidelines;
•	The need to respond to technological changes and increased competition;
•	The costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
•	The cost and delays in product development that may result from changes in regulatory requirements applicable to our products;
•	Sales and marketing efforts to increase the size of the testing services market and to bring new product candidates to market;
•	The cost of integrating and making fully operational new technologies, diagnostic testing services and products that we acquire from others;
•	Unforeseen difficulties in maintaining an effective sales and distribution network; and
•	Lack of demand for and market acceptance of our new product candidates and technologies.

4

In the past we have relied upon external financing sources. We may have difficulty obtaining additional funding and we cannot assure you that additional capital will be available to us when needed, if at all, or if available, will be obtained on terms acceptable to us. If we raise additional funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. If adequate funds are not available, we may have to delay, scale back, or eliminate some of our operations or our research, development and commercialization activities.

Our operating results are and will continue to be, for the foreseeable future, substantially dependent upon a few of our key clients and any deterioration of our relationship with these clients could adversely affect our operating results.

Our operating results are substantially dependent upon a few of our key clients and will continue to be so for the foreseeable future. For instance, in the year ended December 31, 2013, two of our clients, GlaxoSmithKline LLC (“GSK”) and GlaxoSmithKline Biologicals S.A. (“GSK Bio”) accounted for approximately 6% and 18% of our revenues, respectively. In the year ended December 31, 2012, GSK and GSK Bio accounted for approximately 7% and 17% of our revenues, respectively. In the quarter ended March 31, 2014, GSK and GSK Bio accounted for 0% and approximately 8% of our revenue, respectively. If our relationship with any of these key clients were to deteriorate or if we are not able to secure new clients if we lose a key client, our business and results of operations could be adversely affected.

Furthermore, the revenue we recognize from providing services to our clients can fluctuate significantly from quarter to quarter. Our clients’ testing requirements vary by month based upon factors that are outside of our control, such as the number of samples obtained by clients and sent to us in any given month. As a result, the revenue we recognize from these services can vary significantly from month to month.

Although we believe that we have a good relationship with our current key clients, we cannot assure you that they will not terminate their respective contracts or renew them beyond their current terms or that if they extend the current terms of their respective contracts, they will do so on terms favorable to us. If they do not renew or extend their respective contracts with us, our business and operating results may be adversely affected and this may negatively impact our reputation and our ability to service other clients and replace the lost clients.

We are expanding our current business into new areas which may never lead to revenues or profitability.

Currently, we are primarily a service company. We derive our current revenues principally from our ResponseDX® and clinical trial testing services, providing pharmacogenomic information to physicians and pharmaceutical clients, using our technology on patient specimens provided by them. In the coming years, we will be increasing our efforts on research and development of diagnostic products using our technologies, an area in which we have relatively limited experience and we will be expanding our sales efforts to hospitals. Consequently, this expansion increases the risks associated with the ownership of our common stock. No assurance can be given that our efforts will result in any commercialized product candidates or that revenues or profits will be generated from sales of such product candidates.

Risks Related To Our Intellectual Property

The rights we rely upon to protect our intellectual property underlying our product candidates may not be adequate, which could enable third parties to use our technology and would reduce our ability to compete in the market.

Our ability to execute our business plan will depend in part on our ability to obtain, protect and enforce patents on our technology and to protect our trade secrets and know-how. In addition to patents, we rely on a combination of trade secrets, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. Nevertheless, these measures may not be adequate to safeguard the intellectual property underlying our services and product candidates. If these laws do not protect our rights, third parties could use our technology, and our ability to compete in the market would be reduced. In addition, although our license agreement with The University of Southern California (“USC”) upon which our principal services and product candidates are based relates to an issued U.S. patent, some of the corresponding foreign applications are still pending. These applications, plus our other patent applications, may continue to be pending for several years, and may not result in the issuance of patents. Further, we cannot assure you that applied-for patents will be granted, if at all, in a manner that preserves the scope of the original application. Nor can we be certain that any issued patents would protect or benefit us or give us adequate protection from competing products, particularly in foreign countries where laws may not protect or enforce patent rights as fully as in the United States. For example, issued patents may be circumvented, challenged and declared invalid. In addition, employees, consultants and others who participate in the development of our product candidates may breach their agreements with us regarding our intellectual property, and we may not have adequate remedies for the breach. Further, we may not be able to effectively protect our intellectual property rights in the United States or in foreign countries. Moreover, our trade secrets and know-how may become known through other means not currently foreseen by us. Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal or superior to our technology and product candidates without infringing on any of our intellectual property rights or design around our proprietary technologies, any of which could harm our business.

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As we expand our business into production of diagnostic tests and build up our microarray database, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable. During the course of these lawsuits, there may be public announcements concerning the results of the litigation. If securities analysts or investors perceive any of these results to be negative, it could cause our stock price to decline.

We may not be able to obtain adequate patent protection for new technologies and methods required for achieving our business objectives.

Our patent position involves complex legal and factual questions. Legal standards relating to the validity and scope of claims in the genomics technology field have evolved and are still evolving, including with regard to claims directed to diagnostic methods. Therefore, the degree of exclusivity that future patent protection may provide for our proprietary technologies in this field is uncertain. Likewise, legal standards relating to validity of claims to new methods of using known drugs are still evolving. Hence, the likelihood of patenting potential new therapeutic uses of drug repositioning candidates also is uncertain.

Specific risks and uncertainties that we face in the area of patent exclusivity include:

•	the pending patent applications we have filed, or to which we have licensed rights, may not result in issued patents or may take longer than we expect to result in issued patents;

•	the claims of any patents which are issued on our pending applications may not provide commercially meaningful protection or value;

•	the patents licensed or issued to us may not provide adequate exclusivity for all aspects of our proprietary genomics technology;

•	other companies may challenge patents issued or licensed to us; and

•	we may not be able to obtain adequate patent protection for commercialization of a potential new use of a repositioned (previously FDA approved for a different indication) drug candidate.

Our product candidates could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling our services and product candidates.

Although we believe that our proprietary rights do not infringe on the intellectual property rights of others, third parties have asserted and may in the future assert infringement or other intellectual property related claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our product candidates infringe a third party's proprietary rights. Further, we may be prohibited from selling some of our product candidates before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management's attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed and our stock price to decline.

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Our rights to use technologies licensed from third parties are not within our control and we may not be able to sell our product candidates if we lose our existing rights or cannot obtain new rights on reasonable terms.

We license from third parties technology necessary to develop some of our product candidates. In return for the use of a third party's technology, we have agreed and may agree in the future to pay the licensor royalties based on sales of our product candidates. Royalties are a component of cost of revenue and impact the margin on our revenues. We may need to license other technology to commercialize future product candidates. Our business may suffer if any current or future licenses terminate, if the licensors fail to abide by the terms of the license or fail to prevent infringement by third parties, if the licensed patents or other rights are found to be invalid, or if we are unable to enter into necessary licenses on acceptable terms.

We have licensed our method of extracting ribonucleic acid (“RNA”) and deoxyribonucleic acid (“DNA”) from USC. We have worldwide exclusive rights to that technology, but these exclusive rights will terminate upon the expiration of the licensed patent relating to the technology or final determination that the technology is not patentable for patent applications that are pending globally. Additionally, our exclusive rights may be terminated upon 60 days’ notice from USC if we breach the terms of the license agreement and fail to cure the breach, or immediately upon notice from USC if we fail to maintain the insurance coverage required by our license or, under certain circumstances, we have a bankruptcy petition filed by or against us. Under the agreement with USC, we are required to maintain a comprehensive general liability insurance policy in single limit coverage of not less than $1,000,000 per incident, a $1,000,000 annual aggregate for death, bodily injury or illness, and a $200,000 annual aggregate in property damage. We would be required to obtain additional insurance coverage if we or any sublicensee of ours began using the technology in human clinical trials, administering the technology or any products developed using the technology to humans or manufacturing or distributing it for non-clinical human use. No assurances can be given that we will be able to secure or maintain such insurance.

We license certain technology related to specified nucleic acid amplification processes (“PCR Processes”) from Roche Molecular Diagnostics, Inc. (“Roche”) to perform certain human in vitro clinical laboratory services under a royalty-bearing, non-exclusive and non-transferable license.

Roche retains all proprietary rights to the licensed technologies and our non-exclusive license is limited to the use of the technology as described above. Under this agreement, neither party is obligated to defend any proprietary rights against third parties for infringement. In consideration for this license, we are obligated to pay royalties to Roche, based on a percentage of net sales of products or services that make use of the PCR Processes.

This agreement terminates on the date of expiration of the last to expire of the patents included in the licensed technology. Roche may immediately terminate the agreement upon written notice in the event of any material change in our ownership or control, or in the event that we breach certain non-assignability provisions of the agreement. Roche may also terminate the agreement upon prior written notice in the event of any breach or default by us of a material term under the agreement. The agreement will automatically terminate upon our entry into bankruptcy or similar proceedings.

Termination of our agreements with USC or Roche could result in losing access to our extraction method and could delay or suspend our overall commercialization efforts. The failure to maintain the right to license such technology could require us to cease providing product candidates or services utilizing such licensed technology, and therefore, would result in a material adverse effect on our business.

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Risks Related To Development, Clinical Testing And Regulatory Approval Of
Our Services And Product Candidates

Any loss or suspension of a license; or imposition of a fine, penalties, or changes in regulatory requirements; or failure to obtain regulatory approval or to comply with regulatory requirements could negatively affect our intended rollout of services and product candidates or continued operations.

The loss of or any significant failure to retain or obtain regulatory approvals, or to comply with any applicable regulatory requirements for the clinical processing laboratories in which our technologies are performed, could result in us being unable to provide services during the period in which the laboratories are not certified or authorized to provide those services.

We are subject to the Clinical Laboratory Improvement Amendments of 1988 (“CLIA”), which is administered by the Centers for Medicare and Medicaid Services (“CMS”) and extends federal oversight to virtually all clinical laboratories by requiring certification by the federal government or by a federally-approved accreditation agency. CLIA requires the certification of clinical laboratories that conduct tests on human subjects and imposes specific conditions for certification. CLIA is intended to ensure the quality and reliability of clinical laboratories, including the accuracy, reliability and timeliness of patient test results performed in clinical laboratories, in the United States by mandating specific standards in the areas of personnel qualification, administration participation in proficiency testing, patient test management, quality control, quality assurance and inspections. CLIA regulations contain guidelines for the qualification, responsibilities, training, working conditions and oversight of clinical laboratory employees. In addition, specific standards are imposed for each type of test that is performed in a laboratory. The categorization of commercially marketed in vitro diagnostic tests under CLIA is the responsibility of the FDA. The FDA will assign commercially marketed test systems into one of three CLIA regulatory categories based on their potential risk to public health. Tests will be designated as waived, of moderate complexity or of high complexity. CLIA and the regulations promulgated thereunder are enforced through quality inspections of test methods, equipment, instrumentation, materials and supplies on a periodic basis. The sanction for failure to comply with CLIA requirements may be suspension, revocation or limitation of a laboratory's CLIA certificate, which is necessary to conduct business, as well as significant fines and/or criminal penalties. If a laboratory is certified as “high complexity” under CLIA, the laboratory is permitted to obtain analyte specific reagents (ASRs), which are commercially marketed products that function as the building blocks of in vitro diagnostic tests and in-house diagnostic tests known as “home brews.” We received our CLIA certificate as a “high complexity” laboratory in 2007. To renew this certificate, we participate in College of American Pathologist (“CAP”) surveys and unannounced periodic inspections approximately every two years. Our most recent CAP inspection took place on August 27, 2012 and has resulted in accreditation for two years starting November 4, 2012, the date of expiration of the previous accreditation. Loss of our CLIA certification, change in CLIA or CLIA regulations or in the interpretation thereof, could have a material adverse effect on our business.

Certain states also impose additional regulations on clinical laboratories located in state or impose regulations on out-of-state laboratories that conduct tests on their residents. As such, our clinical operations are also subject to regulation under state laws which are more stringent than CLIA. State clinical laboratory laws generally require that laboratories and/or laboratory personnel meet certain qualifications. State clinical laboratory laws also require laboratories to specify certain quality controls and maintain certain records. For example, California requires that we maintain a state issued license and comply with California standards for our laboratory operations, including the standards for laboratory personnel and quality control. Certain other states, including Rhode Island, Florida, Maryland, New York and Pennsylvania, require that we hold licenses to test specimens from patients residing in those states. Additional states may require similar licenses in the future. Potential sanctions for violation of these state requirements include significant fines and the suspension or loss of various licenses, certificates and authorizations, which could adversely affect our business and results of operations. Finally, we may be subject to regulation in foreign jurisdictions, including in Europe and Asia, if we expand offering of our tests or distribution of our tests internationally.

New product development involves a lengthy, expensive and complex process. We may be unable to develop or commercialize any of the product candidates we are currently researching. Moreover, even if we develop such candidates, they may be subject to significant regulatory review, approval and other government regulations.

We are currently conducting research and development on the application of our technologies to therapeutic benefit in colon, lung, gastric, thyroid, breast and other cancers. There can be no assurance that our technologies will be capable of reliably predicting the therapeutic benefit of specific anti-cancer therapies, with the sensitivity and specificity necessary to be clinically and commercially useful, or the therapeutic benefit of specific anti-cancer therapies, or that we can develop and commercialize those technologies at all. New product development involves a lengthy, expensive and complex process and, although we have identified potential new products, there is no guarantee they will survive the process of development, validation and commercialization. In addition, before we can develop diagnostic tests for new cancers and commercialize any new product candidates, we will need to:

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•	conduct substantial research and development;

•	conduct validation studies;

•	expend significant funds;

•	develop and scale-up our laboratory processes; and

•	obtain regulatory approval and acceptance of our product candidates.

This process involves a high degree of risk and takes several years. Our product development efforts may fail for many reasons, including:

•	failure of the product at the research or development stage;

•	difficulty in accessing archival tissue specimens, especially tissue specimens from patients with known clinical outcomes; and

•	lack of clinical validation data to support the effectiveness of the product.

Few research and development projects result in commercial products, and perceived viability in early clinical trials often is not replicated in later studies. At any point, we may abandon development of a product candidate or we may be required to expend considerable resources repeating clinical trials, which would adversely impact the timing for generating potential revenues from those product candidates. In addition, as we develop product candidates, we will have to make significant investments in product development, marketing and sales resources.

Complying with numerous laws and regulations pertaining to our expanding business is an expensive and time-consuming process, and any failure to comply could result in substantial penalties.

We are subject to a variety of complex federal and state health care laws and regulations including healthcare fraud and abuse laws. These laws include, but are not limited to:

•	Medicare billing and payment regulations applicable to clinical laboratories;

•	the federal Medicare and Medicaid Anti-kickback Law, and state anti-kickback prohibitions;

•	the federal physician self-referral prohibition commonly known as the “Stark Law” and various state law equivalents;

•	the federal Health Insurance Portability and Accountability Act of 1996, or (“HIPAA”);

•	various state laws governing patient privacy and data security;

•	Medicare civil money penalty and exclusion requirements;

•	the federal civil and criminal False Claims Act; and

•	state civil and criminal false claims laws.

The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by regulatory authorities or courts, and their provisions are open to a variety of interpretations.

For example, the federal law commonly known as the Medicare/Medicaid anti-kickback law, and similar state laws, prohibit payments that are intended to induce physicians or others to acquire, arrange for or recommend products or services that are paid for under a government healthcare program or by other third party payors. Another federal law, the Ethics in Patient Referral Act of 1989, as amended by the Omnibus Budget and Reconciliation Act of 1993, or the Stark Law, prohibits physicians from referring Medicare and Medicaid patients for designated health services to entities with which they have a financial relationship, unless that relationship qualifies for an explicit exception to the referral ban. Many states have also adopted “self-referral” prohibitions similar in many respects to the Stark Law, and such laws may apply to laboratory tests. The application and interpretation of all of these laws are complex and difficult to predict and could constrain our financial and marketing relationships. Violations of these laws could lead to exclusion from healthcare programs, significant civil monetary penalties or even criminal prosecution.

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Many states restrict or prohibit the employment of licensed physicians by for-profit corporations, or the “corporate practice of medicine.” California has a clearly established prohibition against the corporate practice of medicine based primarily on medical practice statutes and case law. California’s statutes provide that corporations have no professional rights or powers and that a person may not practice medicine without a valid certificate of licensure. The Medical Board of California has issued a policy statement that defines the contours of the prohibition and explains that the policy behind it is “to prevent unlicensed persons from interfering with or influencing the physician’s professional judgment.” As a general rule, a corporation in California may not engage in the practice of medicine directly nor may it do so indirectly by employing physicians to perform professional services for those with whom the corporation contracts to furnish such services.

Any action brought against us for violation of these laws or regulations, even if we prevail, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business. If our operations are found to be in violation of any of these laws and regulations, we may be subject to civil and criminal penalties, damages and fines. We could also be required to refund improperly received payments, and we could be required to curtail or cease our operations. Any of the foregoing consequences could seriously harm our business and our financial results.

New federal and state legislation and regulation affecting the healthcare industry could severely restrict our ability to operate our business.

Federal and state regulation of the healthcare industry is rapidly evolving on many levels. New laws and regulations and changes to existing laws and regulations could significantly impact or even harm our ability to operate our business.

•	The American Recovery and Reinvestment Act of 2009. The federal and state governments extensively regulate the privacy and security of patient information and the release of patient records. At the federal level, extensive privacy and security changes have been made under the American Recovery and Reinvestment Act of 2009 (“ARRA”). These changes affect “covered entities” or organizations such as ours that are required to comply with HIPAA. In addition to new compliance measures, ARRA imposes significant new penalties for HIPAA violations. It also mandates HIPAA audits by the federal government and permits state attorneys general to enforce HIPAA violations impacting patients within a particular state. At the state level, there are new laws governing data security and the reporting of data breaches. These laws can apply to companies such as ours that maintain the personal data of medical patients. Additional legislation related to the privacy and security of patient information may be proposed at both the state and federal level. It may be expensive to implement security or other measures designed to comply with existing or any new legislation to which we become subject. Additionally, the cost of defending ourselves in the event of a government investigation or enforcement activity could be prohibitive.

•	U.S. Food and Drug Administration. The U.S. Food and Drug Administration (“FDA”), regulates the sale or distribution in interstate commerce, of medical devices, including in vitro diagnostic test kits. The information that must be submitted to FDA in order to obtain clearance or approval to market a new medical device varies depending on how the medical device is classified by FDA. FDA presently requires clearance or approval of diagnostic test kits that are sold to labs, hospitals and doctors, considering them to be medical devices. However, diagnostic tests that are developed and performed by a CLIA-certified reference laboratory, known as “home-brew,” “in-house” or “laboratory-developed” tests, have not been regulated by FDA to date. Although FDA has exercised enforcement discretion and has not regulated most laboratory-developed tests performed by high complexity CLIA certified laboratories, it has stated that it has the power and intends to regulate some laboratory-developed tests such as the ones that we develop as devices. FDA has announced that it will develop guidelines describing which tests would need to comply with device requirements. The degree to which in-house tests are regulated by the FDA has also been the focus of recent Congressional attention, and Congress is considering the introduction of legislation that would subject at least some such tests to premarket review or approval by the FDA. As a result, the cancer therapy response tests that we develop in-house which include the use of genes to determine whether a patient falls into a high or low risk for recurrence of response to a particular chemotherapy may become subject to FDA regulation. In addition, the FDA-approved Tissue of Origin (“TOO”) test that was formerly owned by Pathwork Diagnostics, Inc. and which we acquired in August 2013 is subject to FDA regulation. Complying with FDA review and approval requirements for our existing products and services as well as for our newly-acquired TOO test would be time consuming, burdensome and expensive and could delay our introduction of new products or services, including the TOO test. Entities that fail to comply with FDA requirements can be liable for criminal or civil penalties, recalls, seizures, orders to cease manufacturing and restrictions on labeling and promotion.

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Ethical and other concerns surrounding the use of genetic information may adversely affect demand for any of our proposed product candidates.

Although our technology looks at specific genetic information of tumor tissue and not of an entire human being, genetic profiling has raised ethical issues regarding confidentiality and the appropriate uses of the resulting information. Many states have implemented genetic testing and genetic privacy laws, and the applicability of these genetic testing laws to our testing services is not clear. We have structured our compliance efforts based on what we believe to be reasonable interpretations of regulatory requirements. However, there is no guarantee that the government will agree with our interpretations. Also, governmental authorities may further limit, or regulate the use of genetic testing. Such a scenario could reduce the potential markets for our product candidates, which could materially affect our revenue stream and business.

Changes in healthcare policy could subject us to additional regulatory requirements that may interrupt possible commercialization of our proposed products and increase our costs.

Healthcare policy has been a subject of extensive discussion in the executive and legislative branches of the federal and many state governments. We developed our commercialization strategy for our technology based on existing healthcare policies. Changes in healthcare policy, such as the creation of broad limits for diagnostic products in general, could substantially interrupt the sales of future diagnostic tests, increase costs and divert management's attention. We cannot predict what changes, if any, will be proposed or adopted or the effect that such proposals or adoption may have on our business, financial condition and results of operations.

Risks Related To Competition And Commercialization Of Our Services And Product Candidates

We are subject to intense scientific and commercial competition, which may impair our ability to commercialize our services and product candidates and gain needed market share.

We provide services in a segment of the healthcare industry that is highly fragmented and extremely competitive. Any failure to respond to technological advances and emerging industry standards could impair our ability to attract and retain clients. This industry is characterized by rapid technological change. Our actual and potential competitors in the United States and abroad may include major clinical and pathology laboratories, such as Quest Diagnostics Inc., Laboratory Corporation of America, Clarient, Inc. (acquired by GE), and specialized laboratories such as Genoptix, Inc. (acquired by Novartis Pharmaceuticals), NeoGenomics, Inc., Caris Life Sciences, university laboratories and other research institutions. Many of our potential competitors have considerably greater financial, technical, marketing, research and other resources than we do, which may allow these competitors to discover important information and technology before we do. We anticipate increased competition with additional companies entering our market to aggressively compete for market share. Our competitors may succeed in developing diagnostic products that circumvent our technologies or product candidates. Also, our competitors may succeed in developing technologies or products that are more effective than those that will be developed by us or that would render our technology or product candidates less competitive or obsolete.

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In addition, we are developing our services and product candidates to impact certain methods for treating cancer. If those methods change, it is likely that the demand for our services and product candidates would significantly decline or cease altogether. The development of new or superior competing technologies or products, or a change in the methodology of treating cancer, could affect our competitive position and harm our business.

Additionally, several development-stage companies are currently making or developing product candidates that compete with or will compete with our potential products. Competitors may succeed in developing, obtaining approval from FDA or marketing technologies or products that are more effective or commercially attractive than our potential products or that render our technologies and current or potential products obsolete. Competitors may also develop proprietary positions that may prevent us from commercializing product candidates.

If we are unable to develop product candidates to keep pace with rapid medical and scientific change, our operating results and competitive position would be harmed.

In recent years, there have been numerous advances in technologies relating to the diagnosis and treatment of cancer. For advanced cancer, new strategies are being developed that may increase survival time and reduce toxic side effects. These advances require us continuously to develop new product candidates and enhance existing product candidates to keep pace with evolving standards of care. Diagnostic tests that we may develop could become obsolete unless we continually innovate and expand our product to demonstrate recurrence and treatment benefit in patients treated with new therapies. New treatment therapies typically have only a few years of clinical data associated with them, which limits our ability to perform clinical studies and correlate sets of genes to a new treatment's effectiveness. If we are unable to demonstrate the applicability of our proposed tests to new treatments, then any sales of our tests could decline, which would harm our revenues.

If we are unable to develop new and enhanced services and product candidates that achieve widespread market acceptance, we may be unable to recoup product development costs, and our earnings and revenue may decline.

Our future ability to operate depends on our ability to broadly market existing technologies and clinical trial testing services, and to develop and introduce new service and product candidates. We expect to commit substantial resources to developing new services and product candidates, as well as to continue marketing the existing services. If the market for these services and products does not develop as anticipated, or demand for our current service and product offerings does not grow or grows more slowly than we expect, we will have expended substantial resources and capital without realizing sufficient revenue, and our business and operating results could be adversely affected.

If we are unable to support demand for our clinical trial testing services or product candidates, our business may suffer.

We need to meet the market demand for our clinical trial testing services or diagnostic tests in support of the pharmaceutical company clinical trials. If demand for testing services increases, we will be required to implement increases in scale and related processing, client service, billing and systems process improvements, and to expand our internal quality assurance program to support testing on a larger scale. As we expand our development and commercialization of diagnostic tests, we will also need additional certified laboratory scientists and other scientific and technical personnel. We cannot assure you that any increases in scale, related improvements and quality assurance will be implemented or that appropriate personnel will be available. Failure to implement necessary procedures or to hire the necessary personnel could result in higher cost of processing or an inability to meet market demand. There can be no assurance that we will be able to perform tests on a timely basis at a level consistent with demand. In addition, if we encounter difficulty meeting market demand for our testing services or diagnostic tests, our reputation could be harmed and our future prospects and our business could suffer.

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Risks Related To Our Dependence On Third Parties

If we fail to maintain our strategic relationships with our customers or strategic relationships we may be unable to sustain or grow our business.

We depend upon our strategic relationships to achieve market penetration of our services and product candidates, extend the reach of our services and product candidates to a larger number of participants in the healthcare industry, deploy new services and products and generate additional revenue. We have limited experience in establishing and maintaining strategic relationships with healthcare industry participants. Entering into or sustaining strategic relationships will be made more difficult if any of the following situations occur:

•	current or potential strategic collaborators may decide to compete with us in some or all of our markets;

•	potential strategic collaborators may refuse to establish relationships with us if we have entered into relationships with their competitors; or

•	potential strategic collaborators may be reluctant to work with us until our services and product candidates have obtained widespread market acceptance.

If we were to lose any one of our strategic relationships it could have a material impact on our ability to sustain or grow our business.

We rely on microarrays instrumentation and other products supplied by Affymetrix Inc. (“Affymetrix”) to perform our ResponseDX: Tissue of OriginTM testing services. If Affymetrix is unable or unwilling to supply us with the products and licenses, we may need to obtain alternative technologies.

Our ability to provide the ResponseDX: Tissue of OriginTM testing services depends in part on the ability of Affymetrix to supply us with adequate quantities of custom microarrays and other products and to make available licenses of technologies to use such products. Affymetrix provides us with microarrays, reagents, instrumentation and software under a 5-year agreement that was executed on August 23, 2013. There is no assurance that we can renew that agreement in the future on terms comparable to, or as favorable to us as, the current agreement. If Affymetrix is unable or unwilling to supply us with the products and licenses we require on acceptable terms or if the microarrays are unavailable or defective or otherwise unreliable, we may incur additional database production costs and we may need to obtain alternative technologies. Alternative technologies may not be available to us, or may only be available to us on unfavorable terms. Restricted or curtailed access to such products could cause our business to suffer.

We rely on certain suppliers for some of our laboratory instruments, reagents and consumables, and may not be able to find replacements in the event our supplier no longer supplies that equipment.

We rely principally on four suppliers for certain of our laboratory instruments and reagents: Qiagen, Thermo Fisher Scientific, Inc. (formerly known as Life Technologies, Inc.) (“Life Technologies”), Roche Molecular Systems, Inc. (“Roche”) and Abbott Molecular Inc. (“Abbott”). We rely on Qiagen to supply reagents and instrumentation necessary for our assays. We rely on instrumentation and reagents from Life Technologies to generate the vast majority of data for our research projects and our pharmaceutical company service contacts. We rely on Roche to provide the in vitro diagnostics instruments for our assays and reagents. We rely on Abbott to supply reagents for our assays. If we were to lose any of these suppliers we would have to identify new suppliers with similar platform instrumentation, capable of supporting our technology. Even if we were to identify other suppliers, there is no guarantee that we would be able to transfer our technologies to a new platform with comparable results. Moreover, there can be no assurance that we would be able to enter into agreements with such suppliers on a timely basis and on acceptable terms, if at all. The loss of any of these suppliers would have a material adverse effect on us.

Risks Related To Our Operations

Reimbursement levels for our diagnostic services are subject to continuing change and any reductions in reimbursement levels would decrease our revenues and adversely affect our results of operations and financial condition.

Reimbursement to healthcare providers is subject to continuing change in policies by governmental payors, such as Medicare and Medicaid, private insurers, and other private third party payors. Reimbursement from governmental payors is subject to statutory and regulatory changes, retroactive rate adjustments and administrative rulings, and other policy changes, all of which could materially decrease the range of services for which we are reimbursed or the reimbursement rates paid by governmental payors for our specialized diagnostic services.

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Both government and private pay sources have instituted cost-containment measures designed to limit payments made to providers of health care services, which include diagnostic test providers such as the Company, and there can be no assurance that future measures designed to limit payments made to providers will not adversely affect the Company.

A portion of the Company’s revenues are derived from Medicare reimbursement. Laws and regulations governing Medicare programs are complex and subject to change and to interpretation, and the Company may be adversely affected by future changes in the applicable laws and regulations and governmental investigations, lawsuits or private actions which include mandatory damages, fines, penalties, criminal charges, loss or suspension of licenses and/or suspension or exclusion from Medicare and certain other governmental programs. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing.

Medicare reimbursement rates are also subject to regulatory changes and government funding restrictions. In January 2013, a Medicare fee schedule update was announced which included proposed changes to Medicare reimbursement rates that significantly reduced the reimbursement rates for certain of the testing services we provide. The Company participated with other impacted organizations to provide guidance to the local Medicare Administrative Contractor (“MAC”) that resulted in the local MAC updating certain pricing through September 2013 which reflected an increase in many of the tests originally priced in January 2013. On October 1, 2013, the Centers for Medicare and Medicaid Services (“CMS”) issued fees for some, but not all, of the CPT codes used by the Company. It is uncertain if continued guidance provided to Medicare and the local MAC by impacted organizations will result in additional fee increases or additional positive coverage determinations in 2014. If, however, the current reduction in reimbursement rates is adopted as is, it may have a material adverse effect on the Company's operations.

As a result of these Current Procedural Terminology (“CPT”) code changes and Medicare price changes, we have experienced a departure from our normal reimbursement patterns with Medicare and other payors. Specifically, we have experienced delays in certain reimbursements for services and an increase in initial denials of claims for certain services provided. Accordingly, we revaluated the assumptions employed in our model for estimating revenue to be recognized for ResponseDX® testing. We view the code and price changes described above as affecting only the assumptions we used in pricing our services. The nature of the testing we provide, the evidence we gather to establish the creditworthiness of our payors and the delivery method of our services have not changed from prior periods, and there are no indicators that these assumptions require change.

We perform a quarterly analysis that considers our historical patterns of revenue by payor in conjunction with the fluctuations we have experienced to arrive at the revenue recorded for the quarter. We believe that the changes in CPT codes and pricing that are causing confusion and erratic payment experience in the payor community will take some time to resolve. The time needed for resolution will depend upon the local MAC releasing additional pricing changes and potentially, revisions to previously revised prices, and upon the private payor community adopting the new CPT codes and some level of revised pricing. Accordingly, our revenue recognition estimates could be materially affected in future periods as pricing and payments patterns change and develop, and we may be materially affected by future or retroactive price changes.

On July 8, 2013, CMS released a new proposed rulemaking entitled “Medicare Program; Revisions to Payment Policies under the Physician Fee Schedule, Clinical Laboratory Fee Schedule & Other Revisions to Part B for CY 2014”. This proposed rule contains a number of provisions that may adversely impact the level of reimbursement for a variety of tests for which the Company receives reimbursement from the Medicare program beginning in 2014. Among other things, CMS has proposed examining approximately 1,200 laboratory tests that appear on the Clinical Lab Fee Schedule (“CLFS”) over a period of five years to determine whether advances in technology may have reduced the cost of providing such tests and whether or not the level of reimbursement should be revised. The Company is currently performing molecular testing which is reimbursed using CPT codes that fall on the CLFS. CMS has also proposed changing the methodology used to determine reimbursement rates for the technical component of certain tests reimbursed off of the Physician Fee Schedule (“PFS”). Among other provisions, CMS has proposed limiting the Relative Value Units (“RVUs”) ascribed to the Practice Expense component of their reimbursement formula for tests performed in “Non-Facilities” (which would include most clinical laboratories like the Company) to the RVUs that have been ascribed for the same procedures under the Hospital Outpatient Prospective Payment System, or the Ambulatory Payment Classification (“APC”) system which are used to reimburse “Facilities” (such as hospitals and ambulatory surgery centers). The Company currently performs fluorescence in situ hybridization (“FISH”) testing, which may be impacted by this PFS rule change if it is enacted. CMS has not yet proposed any specific rates for 2014 and the Company is examining the potential impact that a reduction in the level of reimbursement for the tests the Company offers may have on its operations.

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Additionally, CMS has as part of its regulatory structure the National Correct Coding Initiative (“NCCI”). Recent changes to NCCI guidance may reduce allowable quantities billed for FISH testing. These changes would lower reimbursement amounts for FISH tests, and there can be no assurance that CMS will make any modifications in the existing language of the NCCI documents.

A number of proposals for legislation or regulation continue to be under discussion which could have the effect of substantially reducing Medicare reimbursements for clinical laboratories or introducing cost sharing to beneficiaries. Depending upon the nature of regulatory action, if any, which is taken and the content of legislation, if any, which is adopted, the Company could experience a significant decrease in revenues from Medicare and Medicaid, which could have a material adverse effect on the Company. The Company is unable to predict, however, the extent to which such actions will be taken.

In addition, some private insurers and other third party payors link their rates to Medicare's reimbursement rates, and a reduction in Medicare reimbursement rates for clinical laboratory and pathology services could result in a corresponding reduction in the reimbursements we receive from such third party payors. Any reductions in reimbursement levels for our specialized diagnostic services would decrease our revenues and adversely affect our results of operations and financial condition.

We depend on key scientific and managerial personnel for the implementation of our business plan, the loss of whom would impair our ability to compete.

Our success to date in developing our services has resulted primarily from the activities of our scientific team, including our researchers, and our senior management team. The loss of services of any of these persons could delay or reduce our product development and commercialization efforts. Furthermore, recruiting, retaining and integrating qualified scientific personnel to perform future research and development work will be critical to our ability to execute our business plan. There can be no assurance that we will be able to attract additional and retain existing personnel. The loss of the services of one or more of these key employees could harm our business.

Our United States operations are for the most part at a single location and we have limited redundant systems, therefore our operations are vulnerable to loss or interruptions due to unforeseen events.

Our ability to execute our business plan depends on the efficient and uninterrupted operation of our processing and research and development laboratories, the bulk of which are located in a single geographic area. The laboratory and our database and operational and administrative systems are vulnerable to interruption or loss from fire, flood, earthquake, power loss, telecommunications failure, break-ins, and similar events. Earthquakes are of particular significance since our main facility is located in Los Angeles, California, an earthquake-prone area. We may not carry sufficient business interruption insurance to compensate us for losses that may occur. If our operations and research and development were curtailed or ceased, it would seriously harm our business.

We are, and expect to continue to be, subject to risks associated with international business activities that could harm our financial condition and results of operations.

We have an existing relationship with GSK, a United Kingdom-based company and GSK Bio, a Belgium-based company. Although we intend to continue our testing services business in the United States, we believe that an amount of our future revenue will come from international sales as we expand our testing services business outside of the United States. The success of our international business activities depends upon a number of factors beyond our control.

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International sales are subject to a number of other risks, including:

•	reduced protection for intellectual property rights in some countries;

•	export restrictions, trade regulations and foreign tax laws;

•	fluctuating foreign currency exchange rates;

•	foreign certification and regulatory requirements;

•	lengthy payment cycles and difficulty in collecting accounts receivable;

•	customs clearance and shipping delays; and

•	political and economic instability.

Failure in our information technology and storage systems could significantly increase turnaround time, otherwise disrupt our operations, or lead to increased competition by other providers of laboratory services, all of which could reduce our client base and result in lost net revenues.

Information systems are used extensively in virtually all aspects of our business, including laboratory testing, billing, client service, logistics and management of medical data. We have implemented an internally developed software database system that is used to perform tracking, evaluation, and reporting of laboratory specimens as they are analyzed. We also make use of commercial software applications that allow biostatistical analysis of data generated from chip array studies. These systems will also be used in any facilities we may develop overseas to ensure that results from sample processing are consistent from location to location. Our ability to execute our business plan depends, in part, on the continued and uninterrupted performance of our information technology systems, or IT systems. IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to generate and maintain data for our pharmaceutical company clients and process other testing orders and deliver results in a timely manner could adversely affect our reputation and result in a loss of clients and net revenues. We are also required to maintain a repository of archive residual specimens and RNA/DNA extracted from these specimens for our pharmaceutical clients for various periods of time specified in our contracts. This requires special storage equipment. Specimen storage equipment consists of lockable cabinets that are catalogued for the storage of paraffin-embedded specimens for our clients. Our database provides locator information in order to retrieve these archived specimens as needed. In addition, we maintain freezers to store frozen tissue specimens. These freezers are monitored via computerized probes on a continuous basis to ensure that temperatures are maintained at levels necessary to keep these specimens frozen. Any failure in these storage equipment systems could prevent us from fulfilling these contracts and adversely affect our business, our reputation and result in a loss of clients and net revenues.

As a public company, we may have to implement additional and expensive finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

We currently are a company with limited resources and we intend to continue to spend most of our resources on research, development, sales and marketing and other operational expenses. We are currently classified as a Smaller Reporting Company under the regulations promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Until we are classified as an Accelerated Filer (based upon our market capitalization reaching $75 million as of the applicable measuring date, among other requirements), we are exempt from compliance with Section 404(b) of the Sarbanes-Oxley Act of 2002, relating to the attestation and reporting by our external auditing firm on our internal controls. However, if we were no longer exempt from compliance with certain provisions of the Sarbanes-Oxley Act of 2002, we would incur significant additional costs, which would be material to us and would affect our results of operations. In order to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission, we may be required to expand disclosures and accelerate our financial reporting requirements. If we are unable to complete the required Section 404(b) assessment as to the adequacy of our internal control over financial reporting, if we fail to maintain or implement adequate controls, or if our independent registered public accounting firm is unable to provide us with an unqualified report as to the effectiveness of our internal control over financial reporting as of the date of our first Form 10-K for which compliance is required, our ability to obtain additional financing could be impaired. In addition, investors could lose confidence in the reliability of our internal control over financial reporting and in the accuracy of our periodic reports filed under the Exchange Act. A lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline. In addition, we could be delisted from the NASDAQ Capital Market.

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If we are able to implement our business strategy, we may grow quickly and substantially. As we continue our research and development of diagnostic tests and our expansion of our testing services business, we will develop the need for more laboratory space and office space in the United States. As a result, we will need to enhance and establish our finance and accounting systems and implement additional procedures and controls as we execute our business strategy. This will lead to an increase in our costs and require additional management resources. There can be no assurance that we will be able to raise additional funds or retain additional management resources on terms acceptable to us or at all, which could have a material effect on our business.

If we become subject to product liability claims, we may be required to pay damages that exceed our insurance coverage.

Our business exposes us to potential product liability claims that are inherent in the testing, production, marketing and sale of human diagnostic products. Our product liability insurance is included as part of our professional and general liability coverage and cover us up to $12.0 million annually in potential liability. We believe we carry an adequate amount of product liability insurance, but there can be no assurance that the insurance we carry will provide us with adequate coverage against all potential liabilities. A product liability claim in excess of our insurance coverage would have to be paid out of our cash reserves and could harm our business. In addition, an injunction against one of our product candidates could harm our business.

The marketing, sale and use of our tests could lead to the filing of product liability claims if someone were to allege that our product failed to perform as it was designed. We may also be subject to liability for errors in the information we provide to clients or for a misunderstanding of, or inappropriate reliance upon, the information we provide. A product liability claim could result in substantial damages and be costly and time consuming for us to defend. We cannot provide assurance that our product liability insurance would protect us from the financial impact of defending a product liability claim. Any product liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could cause injury to our reputation, result in the recall of our product candidates, or cause current collaborators to terminate existing agreements and potential collaborators to seek other partners, any of which could impact our results of operations.

Our activities involve hazardous materials and may subject us to environmental liability.

Certain activities of our businesses involve the controlled use of limited quantities of hazardous and radioactive materials and may generate biological waste. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these materials and certain waste products. Although we believe that our safety procedures for handling and disposing of these materials comply with prescribed standards, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of an accident or we otherwise fail to comply with applicable regulations, we could lose our permits and/or approvals or be held liable for damages or penalized with fines.

We maintain $1.0 million annually of bound hazardous waste insurance. While we believe this is a reasonable amount of hazardous waste insurance, there can be no assurance that the insurance we carry will provide us with adequate coverage against all potential liabilities.

We believe that we comply in all material respects with currently applicable environmental laws and regulations and do not expect near term material additional capital expenditures for environmental control facilities. However, we may have to incur significant costs in the future to comply with environmental laws and regulations.

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Risks Related To Investing In Our Common Stock

Our operating results may fluctuate, which could cause our stock price to decrease.

Fluctuations in our operating results may lead to fluctuations, including declines, in our share price. Our operating results and our share price may fluctuate from period to period due to a variety of factors, including:

•	demand by the healthcare industry for pharmacogenomic testing services and diagnostic products;

•	reimbursement decisions by third-party payors, including Medicare, and announcements of those decisions;

•	the inclusion or exclusion of our product candidates/services in large clinical trials conducted by others;

•	new or less expensive services and products or new technology introduced or offered by our competitors or us;

•	the level of our development activity conducted for new products, and our ability to commercialize these developments;

•	the level of our spending on our commercialization efforts, licensing and acquisition initiatives, clinical trials, and internal research and development;

•	changes in the U.S. and foreign regulatory environment, including any announcement from FDA or foreign regulatory bodies regarding their decisions in regulating our activities;

•	changes in recommendations of securities analysts or lack of analyst coverage;

•	failure to meet analyst expectations regarding our operating results;

•	additions or departures of key personnel; and

•	general market conditions.

Variations in the timing of our future revenues and expenses could also cause significant fluctuations in our operating results from period to period and may result in unanticipated earning shortfalls or losses. In addition, the NASDAQ Capital Market in general, and the market for healthcare companies in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

If an active, liquid trading market for our common stock is not sustained, you may not be able to sell your shares quickly or at or above the offering price.

An active and liquid trading market for our common stock may not exist or be sustained. As a result, your ability to resell your shares may be limited.

Future sales of shares by our stockholders could cause the market price of our common stock to drop significantly, even if our business is performing.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock, including sales of shares covered hereby, or the perception that these sales could occur. This may also make it more difficult for us to raise funds through additional sale of equity securities. As of July 18, 2014, we had outstanding 38,732,896 shares of common stock, of which all shares were available for resale subject to certain restrictions on resales by affiliates. Our unregistered securities may be sold in the future pursuant to registration statements filed with the SEC or without registration under the Securities Act of 1933, as amended (the “Securities Act”), to the extent permitted by Rule 144 or other exemptions under the Securities Act.

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This decline in our stock price could occur even if our business is otherwise doing well.

If we are unable to comply with the NASDAQ Capital Market's continued listing requirements and other NASDAQ rules, our common stock could be delisted, which could negatively affect the price of our common stock and your ability to sell your shares.

In order to maintain our listing on the NASDAQ Capital Market, we are required to comply with certain NASDAQ rules, including those regarding director independence and independent committee requirements, minimum stockholders' equity, minimum share price, and certain corporate governance requirements.

On June 20, 2014, we were notified by the NASDAQ Capital Market that, for the previous 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2). In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until December 17, 2014, to regain compliance. To regain compliance, the closing bid price of our common stock must be $1.00 per share or more for a minimum of 10 consecutive business days at any time before December 17, 2014. If we regain compliance, NASDAQ will provide the Company with written confirmation and will close the matter.

If we do not regain compliance with Rule 5550(a)(2) by December 17, 2014, we may be eligible for an additional 180 calendar days compliance period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the NASDAQ Capital Market, with the exception of the bid price requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the NASDAQ staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, NASDAQ would notify us that our securities would be subject to delisting. In the event of such a notification, we may appeal the Staff’s determination to delist our securities, but there can be no assurance that the NASDAQ staff would grant our request for continued listing.

No assurance can be given that we will regain compliance with these listing requirements or that we will be able to meet the listing requirements of the NASDAQ Capital Market in the future. If for any reason the NASDAQ Capital Market should delist our common stock, and we are unable to obtain listing on another national securities exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a limited amount of media and analyst coverage;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a determination that our common stock is a “penny stock,” if the securities sell for a substantial period of time at a low price per share which would require brokers trading in the common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the common stock.

As a consequence of any such delisting, the trading price of our common stock could be negatively affected and our stockholders would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of, our common stock.

In addition, we are party to a Registration Rights Agreement, dated September 13, 2012 (the “Registration Rights Agreement”), with respect to certain stockholders pursuant to which we are obligated to use commercially reasonable efforts to maintain the listing of such stockholders’ covered shares of common stock on NASDAQ for a period that will terminate on the earlier of on the third anniversary of the filing of a registration statement with respect to such covered shares or the date on which the stockholders that are a party to the Registration Rights Agreement have sold all of their covered shares of common stock or there are no covered shares of common stock outstanding. In the event we fail to maintain the listing of our common stock on NASDAQ during the applicable required periods, we would be in breach of such agreements. Because the Registration Rights Agreement does not provide for an explicitly stated or defined penalty due upon a breach, the counterparty stockholders thereunder would be entitled to pursue all rights and remedies at law or equity including an injunction or other equitable relief in the event we fail to maintain the listing of our common stock on NASDAQ during the applicable required period.

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Anti-takeover provisions in our charter, by-laws and Delaware law and change of control provisions in some of our employment agreements may discourage or prevent a change of control and may make it difficult for you to change our management and may also make a takeover difficult.

Our corporate documents and Delaware law contain provisions that limit the ability of stockholders to change our management and may also enable our management to resist a takeover. These provisions include limitations on persons authorized to call a special meeting of stockholders and advance notice procedures required for stockholders to make nominations of candidates for election as directors or to bring matters before an annual meeting of stockholders. These provisions might discourage, delay or prevent a change in control or in our management. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and cause us to take other corporate actions. In addition, the existence of these provisions, together with Delaware law, might hinder or delay an attempted takeover other than through negotiations with our board of directors.

In addition, some of our employment agreements provide for accelerated vesting of benefits upon a change of control, which include full vesting of options and cash payments based on salary levels at the time of a change of control. These agreements could discourage or prevent a change in our executive management or a change of control of our company by our stockholders or third parties.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends.

Our stock price has been volatile and may continue to fluctuate significantly.

The market price of our common stock historically has been, and we expect will continue to be, subject to significant fluctuations. These fluctuations may be due to factors specific to us including those discussed in the risk factors in this section as well as others not currently known to us or that we currently do not believe are material, to changes in securities analysts’ earnings estimates or ratings, to our results or future financial guidance falling below our expectations and analysts’ and investors’ expectations, to factors affecting our industry, or to national or international economic conditions.

Stock markets, in general, have experienced over the years, and continue to experience significant price and volume fluctuations that have affected market prices for companies such as ours and that may be unrelated or disproportionate to the operating performance of the affected companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Our board of directors has the authority to establish the designation of additional shares of preferred stock that may be convertible into common stock without any action by our stockholders, and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares. Any such additional shares of preferred stock may have rights, preferences and privileges senior to those of outstanding common stock, and the issuance and conversion of any such preferred stock would further dilute the percentage ownership of our stockholders. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by you in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement or in any related free writing prospectus that we have authorized for use in connection with a specific offering, we intend to use any net proceeds from the sale of our securities for our operations and for other general corporate purposes, including working capital, research and development activities, capital expenditures and strategic investments. Pending any specific utilization, the proceeds from the sale of the offered securities may be invested in a manner designed to ensure levels of liquidity which correspond to our current and foreseeable cash needs. Such investments may include, but may not be limited to, short term investments, including government bonds, or other interest bearing investments.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may offer shares of our common stock, preferred stock and warrants to purchase any such securities with a total value of up to $20,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

Common Stock.

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

We are authorized to issue 70,000,000 shares of common stock, par value $0.01 per share, of which 38,732,896 shares were issued and outstanding as of July 18, 2014.

Our common stock is listed on the NASDAQ Capital Market under the symbol “RGDX”. The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company LLC.

Preferred Stock.

We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, as amended, our board of directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any related prospectus supplement or free writing prospectus in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the related prospectus supplement or free writing prospectus related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

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Warrants.

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series, from time to time. We may issue warrants independently or together with common stock and/or preferred stock and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock and preferred stock will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

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We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by our counsel, Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 to register the common stock being offered pursuant to this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and the shares of common stock offered pursuant to this prospectus, you should refer to the registration statement and its exhibits.

Our annual reports on Form 10-K, along with all other reports and amendments filed with or furnished to the SEC are publicly available free of charge on the investor relations section of our website as soon as reasonably practicable after we file such materials with, or furnish them to, the SEC. Our website is located at http://www.responsegenetics.com. The information on our website is not part of this or any other report that we file with, or furnish to, the SEC.

You may read and copy the registration statement, as well as any other material we file with the SEC, at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including RGI. The SEC’s Internet site can be found at http://www.sec.gov.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed with the SEC are incorporated into this prospectus by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 15, 2014;

•	our Definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Stockholders filed with the SEC on May 27, 2014;

•	our Current Reports on Form 8-K filed with the SEC on June 24, 2014, July 11, 2014, and July 15, 2014; and

•	the description of our common shares set forth in our registration statement filed under the Exchange Act on Form SB-2 (File No. 333-139534) as filed with the SEC on December 21, 2006, as amended, including any amendment or report for the purpose of updating such description.

All reports and other documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed shall be deemed to be incorporated by reference into this prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits) call or write us at the following address: Response Genetics, Inc., 1640 Marengo St., 7th Floor, Los Angeles, CA 90033, (323) 224-3900.

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Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information incorporated by reference, information provided in any prospectus supplement to this prospectus or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the Securities and Exchange Commission Registration Fee.

SEC Registration Fee	$2,576

Accounting fees	*

Printing fees and expenses	*

Legal fees and disbursements	*

Miscellaneous	*

Total:	*

* These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article NINTH of our restated certificate of incorporation, as amended, eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

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We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Item 16.              Exhibits. The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit	Description

1.1**	Form of Underwriting Agreement.
3.1	Certificate of Incorporation, as amended, of Response Genetics, Inc. (included as Exhibit 3.1 to Amendment No. 4 to the Company’s Registration Statement on Form SB-2 (File No. 333-139534) filed on June 4, 2007 and incorporated by reference herein).
3.2	Certificate of Amendment to the Certificate of Incorporation, as amended, of Response Genetics, Inc. (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 15, 2014 and incorporated by reference herein).
3.3	Amended and Restated Bylaws of Response Genetics, Inc. (included as Exhibit 3.2.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed on August 10, 2010 and incorporated by reference herein).
4.1	Form of Common Stock Certificate (included as Exhibit 4.2 to Amendment No. 3 to the Company’s Registration Statement on Form SB-2 (File No. 333-139534) filed on May 31, 2007 and incorporated by reference herein).
4.2**	Form of Preferred Stock Certificate.
4.3**	Form of Certificate of Designations of Preferred Stock.
4.7**	Form of Warrant Agreement and Warrant Certificate.
5.1*	Opinion of Willkie Farr & Gallagher LLP.
23.1*	Consent of BDO USA, LLP.
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature pages hereto).

*	Filed herewith.
**	To be filed by an amendment or as an exhibit to a report filed under the Securities and Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17.             Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on July 21, 2014.

By:	/s/Thomas A. Bologna
Name:	Thomas A. Bologna
Title:	Chairman of the Board of Directors and Chief
Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Bologna, Chairman of the Board of Directors and Chief Executive Officer, as attorney-in-fact, with power of substitution, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

By:	/s/ Thomas A. Bologna
	Thomas A. Bologna	Chief Executive Officer (principal executive officer) and Chairman of the Board of Directors	July 21, 2014

By:	/s/ Kevin R. Harris
	Kevin R. Harris	Vice President and Chief Financial Officer (principal financial and accounting officer)	July 21, 2014

By:	/s/ Kirk Calhoun
	Kirk Calhoun	Director	July 21, 2014

By:	/s/ Sam Chawla
	Sam Chawla	Director	July 21, 2014

By:	/s/ David Schreiber
	David Schreiber	Director	July 21, 2014

By:	/s/ Michael Serruya
	Michael Serruya	Director	July 21, 2014

By:	/s/ David Wurzer
	David Wurzer	Director	July 21, 2014

By:	/s/ Richard van den Broek
	Richard van den Broek	Director	July 21, 2014

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